Exhibit 99.1
INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FISCAL THIRD QUARTER ENDED MARCH 31, 2024
DENVER, CO., May 7, 2024 (GLOBE NEWSWIRE) -- InnovAge Holding Corp. (“InnovAge” or the “Company”) (Nasdaq: INNV), an industry leader in providing comprehensive healthcare programs to frail, predominantly dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE), today announced financial results for its fiscal third quarter ended March 31, 2024.

“The portfolio of initiatives that we’ve launched over the past two years is creating tangible impact,” said Patrick Blair, President and CEO. “We continue to see ongoing performance improvement in our operations which is driving greater stability in our financial results and confidence in our ability to deliver high-quality care.”
Financial Results

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
in thousands, except percentages and per share amounts
Total revenues	$193,071	$172,539	$564,454	$511,213
Loss Before Income Taxes	(6,408)	(8,675)	(20,873)	(39,304)
Net Loss	(6,184)	(7,310)	(20,967)	(31,557)
Net Loss margin	(3.2)%	(4.2)%	(3.7)%	(6.2)%

Net Loss Attributable to InnovAge Holding Corp.	(5,887)	(6,630)	(19,638)	(29,496)
Net Loss per share - basic and diluted	$(0.04)	$(0.05)	$(0.14)	$(0.22)

Center-level Contribution Margin(1)	$33,997	$28,785	95,486	72,782
Adjusted EBITDA(1)	$3,606	$3,789	$13,604	$(1,977)
Adjusted EBITDA margin(1)	1.9%	2.2%	2.4%	(0.4)%

Fiscal Third Quarter 2024 Financial Performance
•Total revenue of $193.1 million, increased approximately 11.9% compared to $172.5 million in the third quarter of fiscal year 2023
•Loss Before Income Taxes of $6.4 million, compared to a loss before income taxes of $8.7 million in the third quarter of fiscal year 2023

•Loss Before Income Taxes as a percent of revenue of 3.3% decreased 1.7 percentage points compared to Loss Before Income Tax as a percent of revenue of 5.0% in in the third quarter of fiscal year 2023
•Center-level Contribution Margin(1) of $34.0 million, increased 18.1% compared to $28.8 million in the third quarter of fiscal year 2023
•Center-level Contribution Margin(1) as a percent of revenue of 17.6%, increased 0.9 percentage points compared to 16.7% in the third quarter of fiscal year 2023
•Net loss of $6.2 million, compared to net loss of $7.3 million in the third quarter of fiscal year 2023
•Net loss margin of 3.2%, a decrease of 1.0 percentage points compared to a net loss margin of 4.2% in the third quarter of fiscal year 2023
•Net loss attributable to InnovAge Holding Corp. of $5.9 million, or a loss of $0.04 per share, compared to net loss of $6.6 million, or a loss of $0.05 per share in the third quarter of fiscal year 2023
•Adjusted EBITDA(1) of $3.6 million, a decrease of $0.2 million compared to an Adjusted EBITDA loss of $3.8 million in the third quarter of fiscal year 2023
•Adjusted EBITDA(1) margin of 1.9%, a decrease of 0.3 percentage points compared to 2.2% in the third quarter of fiscal year 2023
•Census of approximately 6,820 participants compared to 6,310 participants in the third quarter of fiscal year 2023
•Ended the third quarter of fiscal year 2024 with $54.1 million in cash and cash equivalents plus $45.2 million in short-term investments, and $81.3 million in debt on the balance sheet, representing debt under the Company’s senior secured term loan, convertible term loan and finance leases

(1) Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. For a definition and reconciliation of these non-GAAP measures to the most closely comparable GAAP measures for the periods indicated, see “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures.”

Full Fiscal Year 2024 Financial Guidance

Based on information as of today, May 7, 2024, InnovAge is reiterating the following financial guidance.

	Low	High
	dollars in millions
Census	6,800	7,400
Member Months(1)	79,000	83,000

Total revenues	$725	$775
Adjusted EBITDA(2)	$12	$18

Expected results and estimates may be impacted by factors outside the Company’s control, and actual results may be materially different from this guidance. See “Forward-Looking Statements - Safe Harbor” herein.

(1) We define Member Months as the total number of participants as of period end multiplied by the number of months within a year in which each participant was enrolled in our program. Management believes this is a useful metric as it more precisely tracks the number of participants the Company serves throughout the year.

(2)Adjusted EBITDA is a non-GAAP measure. See “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures” for a definition of Adjusted EBITDA and a reconciliation to net income (loss), the most closely comparable GAAP measure. The Company is unable to provide guidance for net income (loss) or a reconciliation of the Company’s Adjusted EBITDA guidance because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. The Company’s inability to do so is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.
Conference Call
The Company will host a conference call this afternoon at 5:00 PM Eastern Time.  A live audio webcast of the call will be available on the Company’s website, https://investor.innovage.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for a limited time.  To access the call by phone, please go to this link (registration link), for dialing instructions and a unique access pin.  We encourage participants to dial into the call fifteen minutes ahead of the scheduled start time.
About InnovAge
InnovAge is a market leader in managing the care of high-cost, frail, predominantly dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as safely possible. Our patient-centered care model is designed to improve the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors — “win.” As of March 31, 2024, InnovAge served approximately 6,820 participants across 19 centers in six states. https://www.innovage.com.
Investor Contact:
Ryan Kubota
rkubota@innovage.com
Media Contact:
Lara Hazenfield
lhazenfield@innovage.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding quarterly or annual guidance; financial outlook, including future revenues and future earnings; our expectations to increase the number of participants we serve, to grow enrollment and capacity within new and existing centers, to build and/or open de novo centers, or to find targets and execute tuck-in acquisitions; our ability to control costs, mitigate the effects of elevated expenses, expand our payor capabilities, implement clinical value initiatives and strengthen enterprise functions; the potential effects of the macro-economic environment; our expectations with respect to audits, audit post-sanction work, legal proceedings and government investigations and actions; relationships and discussions with regulatory agencies; our ability to effectively implement remediation measures, including creating operational excellence as a provider across all our centers; reimbursement and regulatory developments; market developments; new services; integration activities; industry and market opportunity; and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the viability of our growth strategy, including our ability to obtain licenses to open our de novo centers in Downey and Bakersfield, California, and our ability to ramp up our de novo centers in Florida; (ii) our ability to identify and successfully complete and integrate acquisitions; (iii) our ability to attract new participants and retain existing participants and grow our revenue throughout our existing centers; (iv) the results of periodic inspections, reviews, audits, and investigations under the federal and state government programs, such as the audit of our Sacramento, California center and the targeted medical review of our San Bernardino, California center, and our ability to sufficiently cure any new and recurring deficiencies identified by the respective federal and state government programs; (v) the adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation, including the current civil investigative demands initiated by federal and state agencies, as well as the litigation and other proceedings initiated by, or on behalf, of our stockholders; (vi) the risk that the cost of providing services will exceed our compensation under the Program of All Inclusive Care for the Elderly (“PACE”); (vii) our increased costs and expenditures in the future and our inability to execute or realize the benefits of our clinical value initiatives; (viii) the impact on our business from ongoing macroeconomic challenges, including labor shortages and inflation; (ix) the dependence of our revenues and operations upon a limited number of government payors; (x) the risk that our submissions to government payors may contain inaccurate or unsupportable information, including regarding risk adjustment scores of participants; (xi) the impact on our business of renegotiation, non-renewal or termination of capitation agreements with government payors; (xii) our ability to compete in the healthcare industry, including as a result of new or growing market participants; (xiii) the difficulty to predict our future results, which could cause such results to fall below any guidance we provide; (xiv) the impact of state and federal efforts to reduce healthcare spending; (xv) the effects of a pandemic, epidemic or outbreak of an infectious disease, such as COVID-19; (xvi) our dependence on our senior management team and other key employees; (xvii) the impact of failures by our suppliers or limitations on our ability to access new technology or medical products; (xviii) the concentration of our presence in Colorado; (xix) our ability to manage our operations effectively, execute our business plan, maintain effective levels of service and participant satisfaction and adequately address competitive challenges; (xx) our ability to establish a presence in new geographic markets; (xxi) the impact of competition for physicians and other clinical personnel and related increases in our labor costs; (xxii) labor relations matters, including unionization efforts; (xxiii) the impact on our business of security breaches, loss of data or other disruptions causing the compromise of sensitive information or preventing us from accessing critical information; (xxiv) our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; (xxv) our ability to accurately estimate incurred but not reported medical expense or the risk scores of our participants; (xxvi) risks associated with our use of “open-source” software; (xxvii) the impact on our business of the termination of our leases, increases in rent or inability to renew or extend leases; (xxviii) the impact of weather and other factors beyond our control; (xxix) the effect of our relatively limited operating history as a for-profit company on investors' ability to evaluate our current business and future prospects; (xxx) our ability to adhere to complex and changing government laws and regulations in the healthcare industry, including U.S. Healthcare reform, the regulation of the corporate practice of medicine and the Health Information Technology for Economic and Clinical Health Act of 2009 (the “HITECH Act”), and their implementing regulations (collectively, “HIPAA”), the California Consumer Privacy Act (“CCPA”) and other privacy laws and regulations in the healthcare industry; (xxxi) our status as a “controlled company”; (xxxii) our ability to maintain effective internal controls over financial reporting and other enhanced requirements of being a public company; (xxxiii) our ability to maintain and enhance our reputation and brand recognition; (xxxiv) the impact on our business of disruptions in our disaster recovery systems or business continuity planning; (xxxv) impact of negative publicity regarding the managed healthcare industry; and (xxxvi) other factors disclosed in the section entitled “Risk Factors” in our Annual Report for the year ended June 30, 2023 filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2023, and our subsequent filings with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Center-level Contribution Margin, and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Center-level Contribution Margin and as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin.

The Company’s management uses Center-level Contribution Margin as the measure for assessing performance of its operating segments. In evaluating Center-level Contribution Margin on a center-by-center basis, you should be aware that we do not allocate our sales and marketing expense or corporate, general and administrative expenses across our centers. We define Center-level Contribution Margin as total revenues less external provider costs and cost of care, excluding depreciation and amortization, which includes all medical and pharmacy costs.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, net, depreciation and amortization, and provision (benefit) for income tax as well as addbacks for non-recurring expenses or exceptional items, including relating to management equity compensation, executive severance and recruitment, class action litigation costs and settlement, M&A and de novo center development, business optimization, electronic medical record (EMR) implementation, and loss on minority equity interest. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue. For a full reconciliation of Center-level Contribution Margin and Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1
InnovAge
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS) (UNAUDITED)

	March 31, 2024	June 30, 2023
Assets
Current Assets
Cash and cash equivalents	$54,095	$127,249
Short-term investments	45,235	46,213
Restricted cash	14	16
Accounts receivable, net of allowance ($6,757 – March 31, 2024 and $4,161 – June 30, 2023)	36,457	24,344
Prepaid expenses	13,935	17,145
Income tax receivable	3,330	262
Total current assets	153,066	215,229
Noncurrent Assets
Property and equipment, net	191,190	192,188
Operating lease assets	29,118	21,210
Investments	3,493	5,493
Deposits and other	5,702	3,823
Goodwill	140,083	124,217
Other intangible assets, net	4,703	5,198
Total noncurrent assets	374,289	352,129
Total assets	$527,355	$567,358
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$48,891	$54,935
Reported and estimated claims	49,281	42,999
Due to Medicaid and Medicare	11,412	9,142
Income tax payable	—	1,212
Current portion of long-term debt	3,795	3,795
Current portion of finance lease obligations	4,466	4,722
Current portion of operating lease obligations	4,128	3,530
Deferred revenue	—	28,115
Total current liabilities	121,973	148,450
Noncurrent Liabilities
Deferred tax liability, net	6,159	6,236
Finance lease obligations	9,898	13,114
Operating lease obligations	27,322	18,828
Other noncurrent liabilities	1,360	1,086
Long-term debt, net of debt issuance costs	62,321	64,844
Total liabilities	229,033	252,558
Commitments and Contingencies
Redeemable Noncontrolling Interests	11,588	12,708
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of March 31, 2024 and June 30, 2023; 135,925,305 and 135,639,845 issued shares as of March 31, 2024 and June 30, 2023, respectively	136	136
Additional paid-in capital	336,596	332,107
Retained deficit	(55,582)	(35,944)
Total InnovAge Holding Corp.	281,150	296,299
Noncontrolling interests	5,584	5,793
Total stockholders’ equity	286,734	302,092
Total liabilities and stockholders’ equity	$527,355	$567,358

Schedule 2
InnovAge
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Revenues
Capitation revenue	$192,756	$172,196	$563,490	$510,268
Other service revenue	315	343	964	945
Total revenues	193,071	172,539	564,454	511,213
Expenses
External provider costs	99,996	89,805	300,319	279,550
Cost of care, excluding depreciation and amortization	59,078	53,949	168,649	158,881
Sales and marketing	7,179	5,314	18,416	13,502
Corporate, general and administrative	27,549	27,648	81,746	86,646
Depreciation and amortization	5,062	3,992	13,621	11,087
Total expenses	198,864	180,708	582,751	549,666
Operating Loss	(5,793)	(8,169)	(18,297)	(38,453)

Other Income (Expense)
Interest expense, net	(1,022)	(405)	(2,619)	(1,231)
Other income (expense)	525	(101)	2,043	380
Loss on minority equity interest	(118)	—	(2,000)	—
Total other expense	(615)	(506)	(2,576)	(851)
Loss Before Income Taxes	(6,408)	(8,675)	(20,873)	(39,304)
Provision (Benefit) for Income Taxes	(224)	(1,365)	94	(7,747)
Net Loss	(6,184)	(7,310)	(20,967)	(31,557)
Less: net loss attributable to noncontrolling interests	(297)	(680)	(1,329)	(2,061)
Net Loss Attributable to InnovAge Holding Corp.	$(5,887)	$(6,630)	$(19,638)	$(29,496)

Weighted-average number of common shares outstanding - basic	135,908,256	135,601,327	135,861,922	135,581,971
Weighted-average number of common shares outstanding - diluted	135,908,256	135,601,327	135,861,922	135,581,971

Net loss per share - basic	$(0.04)	$(0.05)	$(0.14)	$(0.22)
Net loss per share - diluted	$(0.04)	$(0.05)	$(0.14)	$(0.22)

Schedule 3
InnovAge
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS) (UNAUDITED)

	For the Nine Months Ended March 31,
	2024	2023
Operating Activities
Net loss	$(20,967)	$(31,557)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Gain (loss) on disposal of assets	(14)	482
Provision for uncollectible accounts	5,252	2,319
Depreciation and amortization	13,621	11,087
Operating lease rentals	3,831	3,500
Amortization of deferred financing costs	322	322
Stock-based compensation	5,140	3,456
Loss on minority equity interest investment	2,000	—
Deferred income taxes	(78)	(12,046)
Other	302	(726)
Changes in operating assets and liabilities
Accounts receivable, net	(16,802)	(609)
Prepaid expenses	4,382	(81)
Income tax receivable	(3,068)	7,727
Deposits and other	(2,350)	(836)
Accounts payable and accrued expenses	(5,402)	25,161
Reported and estimated claims	6,171	641
Due to Medicaid and Medicare	2,270	1,870
Income taxes payable	(1,212)	—
Operating lease liabilities	(4,054)	(3,625)
Deferred revenue	(28,115)	—
Net cash provided by (used in) operating activities	(38,771)	7,085
Investing Activities
Purchases of property and equipment	(4,609)	(19,329)
Purchases of short-term investments	(1,782)	(45,000)
Proceeds from sale of short-term investments	3,000	—
Acquisition of business	(23,916)	—
Net cash used in investing activities	(27,307)	(64,329)
Financing Activities
Payments for finance lease obligations	(3,581)	(2,637)
Principal payments on long-term debt	(2,846)	(2,843)
Taxes paid related to net share settlements of stock-based compensation awards	(651)	—
Net cash used in financing activities	(7,078)	(5,480)

DECREASE IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	(73,156)	(62,724)
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	127,265	184,446
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$54,109	$121,722

Supplemental Cash Flows Information
Interest paid	$2,894	$2,826
Income taxes paid	$4,452	$13
Property and equipment included in accounts payable	$432	$1,811
Property and equipment purchased under finance leases	$108	$8,157

Schedule 4
InnovAge
RECONCILIATION OF GAAP AND NON-GAAP MEASURES
(IN THOUSANDS) (UNAUDITED)

Adjusted EBITDA

	Three months ended March 31,		Nine months ended March 31,
	2024	2023	2024	2023

Net loss	$(6,184)	$(7,310)	$(20,967)	$(31,557)
Interest expense, net	1,022	405	2,619	1,231
Depreciation and amortization	5,062	3,992	13,621	11,087
Provision (benefit) for income tax	(224)	(1,365)	94	(7,747)
Stock-based compensation	1,551	1,208	5,140	3,721
Litigation costs and settlement(a)	897	3,274	2,802	7,839
M&A and de novo center development(b)	271	146	964	452
Business optimization(c)	738	1,394	3,672	8,418
EMR implementation(d)	355	2,045	3,659	4,579
Loss on minority equity interest(e)	$118	$—	$2,000	$—
Adjusted EBITDA	$3,606	$3,789	$13,604	$(1,977)

Net loss margin	(3.2)%	(4.2)%	(3.7)%	(6.2)%
Adjusted EBITDA margin	1.9%	2.2%	2.4%	(0.4)%
_______________________
(a)Reflects charges/(credits) related to litigation by stockholders, litigation related to de novo center development, and civil investigative demands. Refer to Note 9, "Commitments and Contingencies" to our condensed consolidated financial statements for more information regarding litigation by stockholders and civil investigative demands. Costs reflected consist of litigation costs considered one-time in nature and outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.
(b)Reflects charges related to M&A transaction and integrations, and de novo center developments.
(c)Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third party support to address efforts to remediate deficiencies in audits. For the three months ended March 31, 2024, this includes (i) $0.4 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities and (ii) $0.3 million related to other non-recurring charges. For the three months ended March 31, 2023, this includes (i) $0.3 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $0.2 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $0.6 million in the consolidation of the Germantown, Pennsylvania center, and (iv) $0.3 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the nine months ended March 31, 2024, this includes (i) $2.6 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities (ii) $0.3 million of costs related to severance and other organizational costs and (iii) $0.8 million related to charges for technology improvements, environmental, sustainability, and governance reporting, and other non-recurring charges. For the nine months ended March 31, 2023, this includes (i) $1.5 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $5.3 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $0.6 million in the consolidation of the Germantown center and (iv) $1.0 million related to other non-recurring projects aimed at reducing costs and improving efficiencies.
(d)Reflects non-recurring expenses relating to the implementation of a new EMR vendor.
(e)Reflects impairment charges related to our minority equity interest in Jetdoc, Inc.

Three months ended December 31,
2023

Net loss	$(3,821)
Interest expense, net	935
Depreciation and amortization	4,290
Provision (benefit) for income tax	93
Stock-based compensation	1,766
Litigation costs and settlement(a)	198
M&A and de novo center development(b)	284
Business optimization(c)	774
EMR implementation(d)	1,370
Loss on minority equity interest(e)	1,882
Adjusted EBITDA	$7,771

Net loss margin	(2.0)%
Adjusted EBITDA margin	4.1%
(a)Reflects charges/(credits) related to litigation by stockholders, litigation related to de novo center development, and civil investigative demands. Costs reflected consist of litigation costs considered one-time in nature and outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.
(b)Reflects charges related to M&A transaction and integrations, and de novo center developments.
(c)Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third party support to address efforts to remediate deficiencies in audits. For the three months ended December 31, 2023, this includes (i) $0.3 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities (ii) $0.3 million of costs related to severance and other organizational costs and (iii) $0.2 million related to other non-recurring charges.
(d)Reflects non-recurring expenses relating to the implementation of a new EMR vendor.
(e)Reflects impairment charges related to our minority equity interest in Jetdoc, Inc.

Center-Level Contribution Margin

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
(In thousands)	PACE	All other(a)	Totals	PACE	All other(a)	Totals
Capitation revenue	$192,756	$—	$192,756	$172,196	$—	$172,196
Other service revenue	78	237	315	87	256	343
Total revenues	192,834	237	193,071	172,283	256	172,539
External provider costs	99,996	—	99,996	89,805	—	89,805
Cost of care, excluding depreciation and amortization	58,959	119	59,078	53,861	88	53,949
Center-Level Contribution Margin	33,879	118	33,997	28,617	168	28,785
Overhead costs(b)	34,727	1	34,728	33,041	(79)	32,962
Depreciation and amortization	4,929	133	5,062	3,858	134	3,992
Interest expense, net	(978)	(44)	(1,022)	(360)	(45)	(405)
Other income (expense)	525	—	525	(101)	—	(101)
Loss on minority equity interest	(118)	—	(118)	—	—	—
Loss Before Income Taxes	$(6,348)	$(60)	$(6,408)	$(8,743)	$68	$(8,675)
Loss Before Income Taxes as a % of revenue			(3.3)%			(5.0)%
Center- Level Contribution Margin as a % of revenue			17.6%			16.7%

	Three Months Ended December 31, 2023
(In thousands)	PACE	All other(a)	Totals
Capitation revenue	$188,561	$—	$188,561
Other service revenue	68	269	337
Total revenues	188,629	269	188,898
External provider costs	100,964	—	100,964
Cost of care, excluding depreciation and amortization	54,171	150	54,321
Center-Level Contribution Margin	33,494	119	33,613
Overhead costs(b)	31,108	—	31,108
Depreciation and amortization	4,178	112	4,290
Interest expense, net	890	45	935
Other income (expense)	(874)	—	(874)
Loss on minority equity interest	1,882	—	1,882
Loss Before Income Taxes	$(3,690)	$(38)	$(3,728)
Loss Before Income Taxes as a % of revenue			(2.0)%
Center- Level Contribution Margin as a % of revenue			17.8%
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(a)Center-level Contribution Margin from segments below the quantitative thresholds are primarily attributable to the Senior Housing operating segment of the Company. This segment has never met any of the quantitative thresholds for determining reportable segments.
(b)Overhead consists of the Sales and marketing and Corporate, general and administrative financial statement line items.